EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Novation Companies, Inc., a Maryland corporation, and its subsidiaries

▪	NovaStar Certificates Financing Corporation, a Delaware corporation

▪	NFI Holding Corporation, a Delaware Corporation, and its subsidiaries

▪	NovaStar Asset Management Company, a Delaware corporation

▪	NovaStar Mortgage, Inc., a Virginia corporation, and its subsidiaries

▪	NovaStar Mortgage Funding Corporation, a Delaware corporation

▪	NovaStar REMIC Financing Corporation, a Delaware corporation

▪	Corvisa Services, LLC, a Delaware limited liability company, and its subsidiaries

•	Corvisa LLC, a Wisconsin limited liability company

•	Corvisa Europe, Ltd., a United Kingdom limited company

▪	NovaStar CDO Holdings, Inc., a Delaware corporation, and its subsidiaries

▪	NovaStar ABS CDO I, Inc., a Delaware corporation

▪	NovaStar ABS CDO I, Ltd., a Cayman Islands corporation

▪	NCIP Holdings, LLC, a Delaware limited liability company

▪	NCI Tax Holdings, LLC a Delaware limited liability company and its subsidiaries

▪	2114 Central, LLC, a Delaware limited liability company

▪	Community Income Tax, LLC, a Florida limited liability company